Exhibit 99.1

For immediate release: 11th January 2012

VIRGIN MEDIA DOUBLES BROADBAND SPEEDS

•      Over four million households will have speeds doubled

•      120Mb to become fastest broadband speed in the country

•      £110m incremental investment in 2012, primarily funded from UKTV sale proceeds

Virgin Media Inc. (NASDAQ: VMED; LSE: VMED) has today announced a major programme to double the speeds of over four million of its broadband customers and boost its top speed to 120Mb. The company will shortly be launching a major advertising campaign to back this initiative.

With the mass roll-out starting in February 2012, the upgrade programme will continue over 18 months and is expected to be complete by mid 2013. Subscribers to Virgin Media’s current 10Mb, 20Mb, 30Mb and 50Mb services will see their speeds at least doubled, with 100Mb customers seeing a significant increase to 120Mb(1). This ground-breaking initiative will enhance the company’s position as the fastest broadband provider in the UK(2) and help meet the growing demand for next generation broadband.

Chief Executive Officer, Neil Berkett, said: “Over the years, Virgin Media has consistently demonstrated its ability to transform the UK’s broadband market. Today we are doing it again.

The last few quarters have demonstrated that, with the proliferation of exciting new digital services, demand for superfast connectivity among UK households is accelerating fast. Virgin Media’s long history of investment in next generation digital infrastructure means we have - and will continue to have - the ability to meet this demand by putting more bandwidth in the hands of consumers at a fraction of the cost of other network operators.

“This long term network advantage, combined with fast-growing consumer demand, means that today we have a window of opportunity to simultaneously step change the UK market, decisively differentiate our consumer proposition and transform our customers’ digital experience.”

At its third quarter earnings results, management indicated that it was evaluating some incremental investment opportunities. That evaluation is now complete and today the company is announcing this speed upgrade programme. This will involve an incremental investment of approximately £110m in 2012 which will be primarily funded from the sale proceeds of Virgin Media’s share in UKTV(3). The investment will go largely towards new enhanced modems, and upgrades of the company’s fibre network and hub-sites(4).

Excluding the incremental £110m investment, Virgin Media’s cash capital expenditure(5) will remain within current guidance of 15 to 17% of revenue for 2012 and for future years. In addition, it is expected that the cost of assets acquired under

Forward-looking statements

This release contains certain forward-looking statements within the meaning of the U.S.Private Securities Litigation Reform Act of 1995. Please refer below to “Safe Harbor Statement under the U.S. Private Securities Litigation Reform Act of 1995” for a more detailed discussion regarding these forward-looking statements.

leases(6) will continue to be no greater than 2 to 3% of revenue per annum, in line with recent years. All other strategic growth opportunities will be met within this guidance.

Virgin Media remains on track to realise a leverage target of around 3x Net debt/OCF(7) between mid 2012 and mid 2013. Its existing share buyback programme remains in place, with around £453m authority remaining until the end of 2012, representing approximately 11% of current market capitalisation.

Mr Berkett added “The roll-out of this initiative means we will offer more value for both existing and potential customers. In both the short and medium term, we anticipate that it will provide a compelling return on a relatively modest incremental investment.”

The company will be presenting its Full Year and Q4 earnings results on Feb 8th, accompanied by a strategy update. More details on this broadband initiative will be given, along with further details on other strategic growth opportunities, including its TiVo roll-out, consumer pricing plans, Business division progress, and other elements of company strategy.

-Ends-

Investor Contacts

Richard Williams, +44 (0)1256 753037, richard.williams@virginmedia.co.uk

Vani Bassi, +44 (0)1256 752347, vani.bassi@virginmedia.co.uk

Phil Rudman, +44 (0)1256 752677, phil.rudman@virginmedia.co.uk

Media Contacts

Gareth Mead, +44 (0)20 7909 3289, gareth.mead@virginmedia.co.uk

Asam Ahmad, +44 (0)20 7909 3286, asam.ahmad@virginmedia.co.uk

Notes

(1) The speed upgrades will mean the following changes:

•      10Mb increased to 20Mb

•      20Mb and 30Mb increased to 60Mb

•      50Mb increased to 100Mb

•      100Mb increased to 120Mb

•      Upstream speeds will be increased proportionately

The modems provided as part of the upgrade programme are enhanced and capable of receiving speeds of up to 400Mb.

(2) Virgin Media’s 100Mb service is, and its 120Mb service is soon to be, the UK’s fastest widely available broadband.

(3) As communicated at the company’s Q3 results, approximately £350m was raised in connection with the sale of Virgin Media’s share in UKTV in September 2011, of which £250m is being used for share buybacks.

(4) It is expected that an investment of up to £40m in 2013 will be required to complete the upgrade programme. This investment will be included in the cash capital expenditure guidance of 15-17% of revenue.

(5) “Cash capital expenditure” refers to the purchase of fixed and intangible assets

(6) “The cost of assets acquired under leases” refers to the cost of fixed assets acquired under capital (finance) leases together with the equivalent acquisition price of consumer premise equipment financed under operating leases.

(7) Net Debt to OCF is Net Debt divided by OCF for the quarter multiplied by four. Net Debt to OCF is a non-GAAP financial measure. OCF is operating income before depreciation, amortization, goodwill and intangible asset impairments and restructuring and other charges. OCF is a non-GAAP financial measure and the most directly comparable GAAP measure is operating income. Net Debt is long term debt inclusive of current portion, less cash and cash equivalents. Net debt is a non-GAAP financial measure and the most directly comparable GAAP measure is long term debt (net of current portion.) For a discussion of these measures, see Virgin Media’s earnings release dated October 27, 2011, relating to the third quarter of 2011.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995

Various statements contained in this document constitute “forward-looking statements” as that term is defined under the Private Securities Litigation Reform Act of 1995. Words like “believe,” “anticipate,” “should,” “intend,” “plan,” “will,” “expects,” “estimates,” “projects,” “positioned,” “think”, “strategy,” and similar expressions identify these forward- looking statements, which involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements or industry results to be materially different from those contemplated, projected, forecasted, estimated or budgeted, whether expressed or implied, by these forward-looking statements. These factors, among others, include the following:

•              the ability to compete with a range of other communications and content providers;

•              the effect of rapid and significant technological changes on our businesses;

•              the ability to maintain and upgrade our networks in a cost-effective and timely manner;

•              possible losses of revenues or customers due to systems failures;

•              the ability to control unauthorized access to our network;

•              our reliance on third-party suppliers and contractors to provide necessary hardware, software or operational support;

•              our reliance on our use of the “Virgin” name and logo and any adverse publicity generated by other users of the “Virgin” name and logo;

•              the ability to manage customer churn;

•              general economic conditions;

•              the ability to provide attractive programming at a reasonable cost;

•              the ability to implement our restructuring plan successfully and realize the anticipated benefits;

•              currency and interest rate fluctuations;

•              the ability to fund debt service obligations and refinance our debt obligations;

•              the effect of a decline in fixed line telephony usage and revenues;

•              our reliance on third parties to distribute our mobile telephony products;

•              the functionality or market acceptance of new products;

•              tax risks;

•              our reliance on Everything Everywhere to carry our mobile voice and non-voice services;

•              the ability to effectively manage complaints, litigation and adverse publicity;

•              our ability to retain key personnel;

•              changes in laws, regulations or governmental policy;

•              capacity limits on our network; and

•              the ability to comply with restrictive covenants in our indebtedness agreements

These and other factors are discussed in more detail under “Risk Factors” and elsewhere in our annual report on Form 10-K for the year ended December 31, 2010, or the 2010 Annual Report, as filed with the U.S. Securities and Exchange Commission, or SEC, on February 22, 2011. We assume no obligation to update our forward-looking statements to reflect actual results, changes in assumptions or changes in factors affecting these statements